SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of February 1, 2004 (the "Agreement"), among Whiting Petroleum Corporation, a Delaware corporation ("Parent"), WPC Equity Acquisition Corp., a Colorado corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Paul M. Dougan (the "Shareholder").

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and Equity Oil Company, a Colorado corporation, (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"); and

WHEREAS, as a condition to and inducement to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

    Definitions. For purposes of this Agreement:
      "Acquisition Proposal" shall have the meaning set forth in Section 2 of Exhibit A of the Merger Agreement.
      "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.
      "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")).
      "Common Stock" shall mean the common stock, $1.00 par value, of the Company.
      "Governmental Body" shall have the meaning set forth in Section 2 of Exhibit A of the Merger Agreement.
      "Person" shall mean an individual, corporation, partnership, association, trust, any unincorporated organization or group (within the meaning of Section 13(d)(3) of the Exchange Act).
      "Proxy Statement/Prospectus" shall have the meaning set forth in Section 2 of Exhibit A of the Merger Agreement.

    Capitalized terms used in this Agreement but otherwise not defined shall have the meanings set forth in the Merger Agreement.

    Option.
      In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder hereby grants to Merger Sub an irrevocable option (a "Securities Option") to purchase 481,629 shares of Common Stock (the "Existing Securities," and together with any shares of Common Stock acquired by the Shareholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of warrants, options or other rights to acquire Common Stock or in any other way, the "Securities") (the "Option Securities") at $3.56 per share in cash upon the following conditions: (i) if the Merger Agreement is terminated pursuant to Section 9.1(c)(iii) or Section 9.1(d)(ii) thereof; or (ii) the Merger Agreement is terminated in accordance with Section 9.1(b)(i), Section 9.1(b)(iii), Section 9.1(d)(i) or Section 9.1(d)(iii) thereof and at any time after the date of this Agreement and prior to a termination under this subsection (ii), an Acquisition Proposal shall have been received by the Company and/or publicly announced or otherwise publicly communicated to the Company’s Shareholders generally and, prior to the 90th day after such termination, the Company shall enter into a definitive agreement with respect to such Acquisition Proposal or such Acquisition Proposal is consummated; then, in any such case, the Securities Option shall become exercisable, in whole or in part, upon the first to occur of any such event and remain exercisable in whole or in part until the date which is 90 days after the date of the occurrence of such event.
      In the event that Merger Sub wishes to exercise the Securities Option, Merger Sub shall send a written notice (the "Notice") to the Shareholder identifying the place and date (not less than two nor more than 10 Business Days from the date of the Notice) for the closing of such purchase. At the closing, (i) against delivery of the Option Securities, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, Parent shall cause Merger Sub to make payment to the Shareholder of the aggregate price for the Option Securities by wire transfer of immediately available funds; and (ii) the Shareholder shall deliver to Merger Sub a duly executed certificate or certificates representing the number of Option Securities purchased from the Shareholder, together with transfer powers endorsed in blank relating to such certificates.
    Additional Agreements.
      Voting Agreement. Subject to the Shareholder’s fiduciary duties as a director of the Company as set forth in Section 4.3 of the Merger Agreement and in accordance with Section 8 below, the Shareholder shall, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, vote (or cause to be voted) all Securities then held of record by the Shareholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any takeover Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Articles 6, 7 or 8 of the Merger Agreement not being fulfilled.
      No Inconsistent Arrangements. Subject to the Shareholder’s fiduciary duties as a director of the Company as set forth in Section 4.3 of the Merger Agreement and in accordance with Section 8 below, the Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Shareholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.
      Grant of Irrevocable Proxy; Appointment of Proxy.
        The Shareholder hereby grants to, and appoints, James J. Volker and James R. Casperson, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, the Shareholder’s proxy, which is coupled with an interest and shall be irrevocable for so long as this Agreement is in full force and effect, and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Securities, or grant a consent or approval in respect of the Securities in the manner set forth in Section 3.(a) hereof, to the extent permissible under applicable laws, rules and regulations.
        The Shareholder represents that any proxies heretofore given in respect of the Shareholder’s Securities are not irrevocable, and that any such proxies are hereby revoked.
        The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the proxy set forth in this Section 3.(c) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the proxy granted herein is coupled with an interest and shall be irrevocable for so long as this Agreement is in full force and effect. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 7-107-203 of the Colorado Business Corporation Act.
      No Solicitation. Subject to the Shareholder’s fiduciary duties as a director of the Company as set forth in Section 4.3 of the Merger Agreement and in accordance with Section 8 below, the Shareholder hereby agrees, in his capacity as a shareholder of the Company, that neither the Shareholder nor any of his representatives or agents shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal. The Shareholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Shareholder will promptly advise Parent of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period.
      Mutual Cooperation. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Body in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.
      Waiver of Appraisal Rights. The Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Shareholder may have.
      Proxy Statement/Prospectus and Form S-4. The Shareholder hereby permits Parent and Merger Sub to publish and disclose in the Proxy Statement/Prospectus and the Form S-4 (including all documents, schedules and exhibits filed with the SEC) his identity and ownership of the Securities and the nature of his commitments, arrangements and understandings under this Agreement.
    Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:
      Ownership of Securities. The Shareholder is the record and Beneficial Owner of the Existing Securities. On the date hereof, the Existing Securities constitute all of the Securities owned of record or Beneficially Owned (other than Securities owned by (i) the Shareholder’s spouse; (ii) a trust for which the Shareholder’s spouse acts as a trustee; or (iii) a family limited partnership of which the Shareholder is the general partner) by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.
      Power; Binding Agreement. The Shareholder has the power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.
      No Conflicts. Except for filings under the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Body for the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby and the compliance by the Shareholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A)  result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of his properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of his properties or assets. Without limiting the foregoing, neither the Shareholder nor any "immediate family" (as defined in Rule 16a-1(e) of the Exchange Act) member of the Shareholder sharing the same household as the Shareholder has acquired Beneficial Ownership of any shares of Common Stock during the past six months in a transaction that was not exempt under Section 16(b) of the Exchange Act.
      No Liens; Title. Except as permitted by this Agreement, the Existing Securities and the certificates representing the Existing Securities are held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all liens, proxies, voting trusts or agreements, understandings or arrangements, encumbrances, security interests or other adverse claims, other than any liens or proxies arising under this Agreement. Upon purchase of the Securities, Merger Sub will obtain good and marketable title to such Securities, free and clear of all adverse claims, liens, encumbrances and security interests.
      No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.
      Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.
    Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to the Shareholder as follows:
      Power; Binding Agreement. Parent and Merger Sub each has the corporate power and authority to enter into and perform all of its respective obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub will not violate any other agreement to which Parent or Merger Sub is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with the terms hereof. Without limiting the foregoing, the indemnification of the Shareholder contained in and as set forth in Section 9 below, is the legal, valid and binding obligation of Parent, enforceable in accordance with the terms thereof.
      No Conflicts. Except for filings under the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Body for the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby and the compliance by Parent or Merger Sub with the provisions hereof and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A)  result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets.
    Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
    Stop Transfer. The Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split, recapitalization, combination, exchange of shares or the like, the term "Securities" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.
    Shareholder Capacity. By entering into this Agreement, the Shareholder shall not be deemed to make any agreement or understanding in this Agreement in his capacity as an officer or director of the Company. The Shareholder is entering into this Agreement solely in his individual capacity as the record owner and Beneficial Owner of the Securities. Nothing in this Agreement shall limit or affect any actions taken by the Shareholder in his capacity as an officer or director of the Company, including without limitation, any actions taken in accordance with the provisions of Section 4.3 of the Merger Agreement, Section 9.1(c)(iii) of the Merger Agreement, or any other provisions of the Merger Agreement.
    Indemnification. Parent shall indemnify and hold harmless, to the fullest extent permitted by law, the Shareholder against any losses, claims, damages, liabilities, costs and expenses (including attorney’s fees) ("Losses") arising out of any claim, action, suit or proceeding (a "Claim") (other than any Claim arising out of a breach of a representation, warranty or covenant by the Shareholder made in this Agreement) against the Shareholder that is made against the Shareholder as a result of the transactions contemplated by this Agreement if and only to the extent that (a) the Shareholder is not indemnified and fully reimbursed by the Company for all Losses arising out of such Claim or (b) the Shareholder is not fully reimbursed by the insurance carrier under the Company’s directors’ and officers’ liability insurance policy for all Losses arising out of such Claim, and in the event of any such Claim, the Shareholder may retain counsel satisfactory to the Shareholder after consultation with Parent; provided, however, that (i) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to the Shareholder for any legal expenses subsequently incurred by the Shareholder in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Shareholder reasonably advises that there are issues that raise conflicts of interest between Parent and the Shareholder, the Shareholder may retain counsel satisfactory to the Shareholder after consultation with Parent, and Parent shall pay the fees and expenses of such counsel for the Shareholder, (ii) Parent shall in all cases be obligated pursuant to this Section 9 to pay for only one firm or counsel for the Shareholder, and (iii) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Shareholder desires to claim indemnification under this Section 9, upon learning of any such Claim, the Shareholder shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 9 except to the extent such failure to notify materially prejudices Parent.  Parent’s obligations under this Section 9 shall not expire until 90 days following the termination of all statutes of limitations that may be construed to be applicable to the Shareholder in his capacity as a shareholder of the Company; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such claim. Parent shall advance all fees, costs and other expenses ("Expenses") incurred by Shareholder in connection with any Losses arising out of any Claim (other than any Claim arising out of a breach of a representation, warranty or covenant by the Shareholder made in this Agreement) against the Shareholder that is made against the Shareholder as a result of the transactions contemplated by this Agreement if and only to the extent that (a) the Shareholder is not advanced such Expenses in full by the Company or (b) the Shareholder is not advanced such Expenses in full by the insurance carrier under the Company’s directors’ and officers’ liability insurance policy. The advances to be made hereunder shall be paid by the Parent to Shareholder as soon as practicable but in any event no later than ten Business Days after written demand by Shareholder therefor to the Parent. Such written demand shall include documentation describing the fees, costs and expenses incurred by Shareholder. The Shareholder agrees and acknowledges that the Shareholder will demand from the Company and the insurance carrier under the Company’s directors’ and officers’ liability insurance policy (A) indemnification and/or reimbursement for Losses arising out of any Claim hereunder and (B) advancement of Expenses incurred by the Shareholder in connection with any Losses arising out of any Claim hereunder prior to submitting such demands for indemnification, reimbursement and/or advancement to Parent pursuant to this Section 9.
    Termination. The covenants, agreements and proxy contained herein with respect to the Securities shall terminate upon the earlier of (a) the Effective Time, (b) the date the Securities Option expires under Section 2 with respect to a termination of the Merger Agreement pursuant to Sections 9.1 (b)(i), 9.1(b)(iii), 9.1(c)(iii) or 9.1(d) thereof, (c) the termination of the Merger Agreement pursuant to Sections 9.1(a), 9.1(b)(ii), 9.1(c)(i) or 9.1(c)(ii) thereof or (d) the date upon which the Merger Agreement is amended without the consent of the Shareholder in a manner that is adverse to the shareholders of the Company (other than insignificant changes or amendments or other than to waive any condition other than the Minimum Condition). Sections 9, 10 and 11 shall survive the termination of this Agreement.
    Miscellaneous.
      Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
      Binding Agreement. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or Beneficial Ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder’s administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.
      Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Shareholder or Parent and Merger Sub, as the case may be, provided that Parent or Merger Sub may assign, in sole discretion, rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations.
      Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.
      Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (ii) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

      If to the Shareholder:

      Paul M. Dougan
      c/o Equity Oil Company
      10 West Broadway, Suite 806
      Salt Lake City, Utah 84101
      Facsimile No.: (801) 521-3534
      E-mail Address: pdougan@xmission.com

      If to Parent or Merger Sub:

      Whiting Petroleum Corporation
      1700 Broadway, Suite 2300
      Denver, Colorado 80290
      Attn: James J. Volker, President and CEO
      Facsimile No.: (303) 861-4023
      E-mail Address: JimV@whiting.com

      With a copy (which will not constitute notice) to:

      Welborn Sullivan Meck & Tooley, P.C.
      821 – 17th Street, Suite 500
      Denver, Colorado 80202
      Attn: Kendor P. Jones
      Facsimile No.: (303) 832-2366
      E-mail Address: kjones@wsmtlaw.com

      and Foley & Lardner
      777 East Wisconsin Avenue
      Milwaukee, Wisconsin 53202
      Attn: Benjamin F. Garmer, III
      Facsimile No.: (414) 297-4900
      E-mail Address: bgarmer@foley.com

      Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
      Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.
      Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
      No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
      No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.
      Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Colorado (without giving effect to principles of conflict of law). In addition, any action, hearing, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby must be brought in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the federal courts located in the State of Colorado, City and County of Denver. Each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. The parties agree that any or all of them may file a copy of this Section 11(k) with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in this Section may be served on any party anywhere in the world.
      Attorneys’ Fees. If any suit or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover, from the other party, reasonable attorneys’ fees and other costs incurred in that suit or proceeding, in addition to any other relief to which such party may be entitled.
      Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholder have caused this Agreement to be duly executed as of the day and year first written above.

WHITING PETROLEUM CORPORATION

By: /s/ James J. Volker

Name: James J. Volker

Title: President and Chief Executive Officer

WPC EQUITY ACQUISITION CORP.

By: /s/ James J. Volker

Name: James J. Volker

Title: President and Chief Executive Officer

By: /s/ Paul M. Dougan

Paul M. Dougan, solely in his individual capacity as a shareholder of Equity Oil Company